Press Release Exhibit 99.1

     Acuity Brands Reports Fiscal 2020 Third Quarter Results

ATLANTA, June 30, 2020 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced results for the third quarter ended on May 31, 2020. Third quarter net sales were $776 million, a decrease of 18.1% compared with the prior-year period. Gross profit margin of 42.2% increased 170 basis points compared with the prior-year period. Operating profit margin of 10.7% decreased 200 basis points and adjusted operating profit margin of 13.5% decreased 80 basis points compared with the prior-year period. Diluted earnings per share (EPS) of $1.52 decreased by 31.5% and adjusted diluted EPS of $1.94 decreased by 23.3% compared with the prior-year period. For the nine months ended May 31, 2020, cash generated from operations of $378 million increased $66 million, or 21.3%, compared with the prior-year period.
Neil Ashe, President and Chief Executive Officer of Acuity Brands, commented, “Our company performed well in this challenging market environment associated with the global COVID-19 pandemic. The combined strength of our go-to-market channels, product portfolio, and supply chain allowed us to effectively serve the needs of customers across many categories. Despite our lower revenues, we were able to expand gross margins and to generate cash through a combination of actions that we took both before and during the pandemic.”
Fiscal 2020 Third Quarter Results

Fiscal 2020 third quarter net sales of $776 million decreased 18.1% compared with the prior-year period due primarily to a 20% decrease in volume largely as a result of the negative impact on demand due to the COVID-19 pandemic, partially offset by the benefit from acquisitions of approximately 2%. The change in product prices and mix of products sold was flat year over year as a favorable shift in sales channel mix was offset by overall lower pricing.

Gross profit for the third quarter of fiscal 2020 decreased $56 million to $328 million compared with $384 million in the prior-year period, due primarily to lower sales volume, partially offset by lower costs for certain inputs as well as the contributions from acquisitions. Fiscal 2020 third quarter gross profit margin of 42.2% increased 170 basis points compared with the prior-year period’s gross profit margin. The improvement in gross profit margin was due primarily to lower costs for certain inputs, contributions from acquisitions, and favorable sales channel mix partially offset by lower average selling prices.

Selling, distribution, and administrative (“SD&A”) expenses for the third quarter of fiscal 2020 totaled $241 million, a decrease of $22 million, or approximately 8.4%, compared with the prior-year period. The decrease in SD&A expense in the third quarter was due primarily to decreased freight and commissions associated with lower sales volume along with a reduction in costs across multiple expense categories as the Company adjusted spending in response to the lower net sales. The decrease in SD&A expenses was partially offset by the additional costs from recent acquisitions, including additional amortization of acquired intangibles, commissions, and employee costs. SD&A expenses for the third quarter of fiscal 2020 were 31.1% of net sales compared with 27.8% of net sales for the prior-year period. Adjusted SD&A expenses for the third quarter of fiscal 2020 totaled $223 million (28.7% of net sales) compared with $248 million (26.2% of net sales) in the prior-year period.

The Company recognized a pre-tax special charge of $3 million during the third quarter of fiscal 2020, which consisted primarily of severance and employee-related charges for actions taken in response to reduced demand due to the COVID-19 pandemic.

Operating profit for the third quarter of fiscal 2020 was $83 million, or 10.7% of net sales, compared with $120 million, or 12.7% of net sales, for the prior-year period. The decrease in operating profit was due to lower gross profit and increased special charges, partially offset by lower SD&A expenses. Adjusted operating

Press Release Exhibit 99.1

profit for the third quarter of fiscal 2020 was $105 million, or 13.5% of net sales, compared with $136 million, or 14.3% of net sales, for the prior-year period.
Year-to-Date Results

Net sales for the first nine months of fiscal 2020 were $2.4 billion compared with $2.7 billion reported for the prior-year period, a decrease of $300 million, or 11.0%. Operating profit for the first nine months of fiscal 2020 was $248 million compared with $333 million for the prior-year period, a decrease of $85 million, or 25.4%. Operating profit margin for the first nine months of fiscal 2020 decreased 200 basis points to 10.2% of net sales compared with 12.2% of net sales in the year-ago period. Net income for the first nine months of fiscal 2020 was $175 million, a decrease of $60 million, or 25.5%, compared with $234 million for the prior-year period. For the first nine months of fiscal 2020, diluted EPS decreased $1.47, or 25.0%, to $4.40 compared with $5.87 reported in the year-ago period.
Adjusted operating profit decreased by $56 million, or 14.8%, to $326 million for the first nine months of fiscal 2020 compared with $382 million for the prior-year period. Adjusted operating profit margin for the first nine months of fiscal 2020 decreased 60 basis points to 13.4% of net sales compared with 14.0% of net sales in the year-ago period. Adjusted net income for the first nine months of fiscal 2020 was $235 million compared with $272 million in the prior-year period, a decrease of $38 million, or 13.9%. Adjusted diluted earnings per share for the first nine months of fiscal 2020 decreased $0.92, or 13.5%, to $5.91 compared with $6.83 for the prior-year period.
Cash Flows
Net cash provided by operating activities totaled $378 million during the nine months of fiscal 2020 compared with $312 million in the prior-year period, an increase of $66 million, or 21.3%. Cash and cash equivalents at the end of the third quarter of fiscal 2020 totaled $521 million.
Outlook
Mr. Ashe commented, “We are demonstrating the durability of our business and our continued ability to generate cash. However, there is still great uncertainty around demand and the timing of any economic recovery. Also, we expect pricing pressure and continued costs related to tariffs in the fourth quarter of fiscal 2020. As we look forward, we plan to continue to balance the management of our costs with the investment in our transformation and we have a robust new product portfolio that is positioned to benefit from a recovery in demand.”
Conference Call
As previously announced, the Company will host a conference call to discuss third quarter results today, June 30th, 2020, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. The Company designs, manufactures, and brings to market products and services that make the world more brilliant, productive, and connected including building management systems, lighting, lighting controls, and location-aware

Press Release Exhibit 99.1

applications. Acuity Brands achieves growth through the development of innovative new products and services.
Through the Acuity Business System, Acuity Brands achieves customer-focused efficiencies that allow the Company to increase market share and deliver superior returns. The Company looks to aggressively deploy capital to grow the business and to enter attractive new verticals.
Acuity Brands is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by approximately 12,000 dedicated and talented associates. Visit us at www.acuitybrands.com.

Non-GAAP Financial Measures
This news release includes the following non-Generally Accepted Accounting Principles (GAAP) financial measures: “adjusted gross profit,” “adjusted gross profit margin,” “adjusted SD&A expenses,” “adjusted SD&A expenses as a percent of net sales,” “adjusted operating profit,” “adjusted operating profit margin,” “adjusted net income,” and “adjusted diluted EPS.” These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for manufacturing inefficiencies, acquisition-related items, amortization of acquired intangible assets, share-based payment expense, and including special charges for actions taken in response to reduced demand due to the COVID-19 pandemic, and associated with efforts to streamline the organization to integrate acquisitions. Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The most directly comparable GAAP measure for adjusted gross profit and adjusted gross profit margin is “gross profit” and “gross profit margin,” respectively, which includes the impact of manufacturing inefficiencies and acquisition-related items. The most directly comparable GAAP measure for adjusted SD&A expenses and adjusted SD&A expenses as a percent of net sales is “SD&A expenses” and “SD&A expenses as a percent of net sales,” which include amortization of acquired intangible assets, share-based payment expense, and acquisition-related items. The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin are “operating profit” and “operating profit margin,” respectively, which include the impact of manufacturing inefficiencies, acquisition-related items, amortization of acquired intangible assets, share-based payment expense, and special charges. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of manufacturing inefficiencies, acquisition-related items, amortization of acquired intangible assets, share-based payment expense, and special charges. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures.
Forward-Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating

Press Release Exhibit 99.1

terms such as “expects,” “believes,” “intends,” “estimates”, “forecasts,” “anticipates,” “could,” “may,” “should,” “suggests,” “remain,” and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: statements on the Company’s continued ability to generate cash; on uncertainty around demand and the timing of any economic recovery; belief the Company expects pricing pressure and continued costs related to tariffs in the fourth quarter of fiscal 2020; management actions to manage costs with the investment in the Company’s transformation; and the belief the Company has a robust new product portfolio that is positioned to benefit from a recovery in demand. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of the Company and management's present expectations or projections. The risks and uncertainties that could cause actual results to differ materially from those expressed in our forward-looking statements are more fully described in the Company’s SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2019, and Part II, “Item 1a. Risk Factors” in the Company’s Form 10-Q for the quarterly period ended May 30, 2020. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them considering new information or future events.

Press Release Exhibit 99.1

ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	May 31, 2020	August 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$520.6	$461.0
Accounts receivable, less reserve for doubtful accounts of $1.8 and $1.0, respectively	451.3	561.0
Inventories	355.3	340.8
Prepayments and other current assets	53.1	79.0
Total current assets	1,380.3	1,441.8
Property, plant, and equipment, net	275.1	277.3
Operating lease right-of-use assets	56.7	—
Goodwill	1,086.4	967.3
Intangible assets, net	612.9	466.0
Deferred income taxes	1.9	2.3
Other long-term assets	29.0	17.7
Total assets	$3,442.3	$3,172.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$331.3	$338.8
Current maturities of debt	17.8	9.1
Current operating lease liabilities	16.2	—
Accrued compensation	55.8	73.2
Other accrued liabilities	154.8	175.0
Total current liabilities	575.9	596.1
Long-term debt	385.8	347.5
Long-term operating lease liabilities	46.4	—
Accrued pension liabilities	94.7	99.7
Deferred income taxes	119.2	92.7
Self-insurance reserves	7.1	6.8
Other long-term liabilities	117.5	110.7
Total liabilities	1,346.6	1,253.5
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 53,873,349 and 53,778,155 issued, respectively	0.5	0.5
Paid-in capital	958.0	930.0
Retained earnings	2,454.8	2,295.8
Accumulated other comprehensive loss	(161.6)	(151.4)
Treasury stock, at cost — 14,325,197 and 14,325,197 shares, respectively	(1,156.0)	(1,156.0)
Total stockholders’ equity	2,095.7	1,918.9
Total liabilities and stockholders’ equity	$3,442.3	$3,172.4

Press Release Exhibit 99.1

ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended		Nine Months Ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Net sales	$776.2	$947.6	$2,435.1	$2,734.6
Cost of products sold	448.6	564.0	1,407.8	1,649.6
Gross profit	327.6	383.6	1,027.3	1,085.0
Selling, distribution, and administrative expenses	241.3	263.4	767.5	751.1
Special charges	3.3	(0.1)	11.8	1.3
Operating profit	83.0	120.3	248.0	332.6
Other expense:
Interest expense, net	5.4	8.3	19.4	25.6
Miscellaneous (income) expense, net	(0.9)	0.2	1.5	2.6
Total other expense	4.5	8.5	20.9	28.2
Income before income taxes	78.5	111.8	227.1	304.4
Income tax expense	18.1	23.4	52.5	70.1
Net income	$60.4	$88.4	$174.6	$234.3

Earnings per share:
Basic earnings per share	$1.53	$2.23	$4.42	$5.89
Basic weighted average number of shares outstanding	39.5	39.7	39.5	39.8
Diluted earnings per share	$1.52	$2.22	$4.40	$5.87
Diluted weighted average number of shares outstanding	39.7	39.8	39.7	39.9
Dividends declared per share	$0.13	$0.13	$0.39	$0.39

Comprehensive income:
Net income	$60.4	$88.4	$174.6	$234.3
Other comprehensive income (loss) items:
Foreign currency translation adjustments	(13.8)	(8.7)	(15.6)	(12.6)
Defined benefit plans, net of tax	1.8	1.3	5.4	5.3
Other comprehensive loss items, net of tax	(12.0)	(7.4)	(10.2)	(7.3)
Comprehensive income	$48.4	$81.0	$164.4	$227.0

Press Release Exhibit 99.1

ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	May 31, 2020	May 31, 2019
Cash flows from operating activities:
Net income	$174.6	$234.3
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	75.3	65.7
Share-based payment expense	32.5	22.9
Loss on sale or disposal of property, plant, and equipment	0.2	0.6
Asset impairment	1.4	—
Deferred income taxes	0.3	0.2
Change in assets and liabilities, net of effect of acquisitions, divestitures, and exchange rate changes:
Accounts receivable	119.9	72.1
Inventories	1.0	20.5
Prepayments and other current assets	13.2	(23.6)
Accounts payable	(14.7)	(71.5)
Other current liabilities	(38.5)	(21.6)
Other	13.1	12.4
Net cash provided by operating activities	378.3	312.0
Cash flows from investing activities:
Purchases of property, plant, and equipment	(38.3)	(39.8)
Proceeds from sale of property, plant, and equipment	0.2	—
Acquisition of businesses, net of cash acquired	(303.0)	—
Other investing activities	(1.9)	2.9
Net cash used for investing activities	(343.0)	(36.9)
Cash flows from financing activities:
Borrowings on credit facility	400.0	86.5
Repayments of borrowings on credit facility	(2.5)	(86.5)
Repayments of long-term debt	(350.7)	(0.3)
Repurchases of common stock	—	(48.7)
Proceeds from stock option exercises and other	0.7	0.5
Payments of taxes withheld on net settlement of equity awards	(5.1)	(4.9)
Dividends paid	(15.6)	(15.6)
Net cash provided by (used for) financing activities	26.8	(69.0)
Effect of exchange rate changes on cash and cash equivalents	(2.5)	(1.5)
Net change in cash and cash equivalents	59.6	204.6
Cash and cash equivalents at beginning of period	461.0	129.1
Cash and cash equivalents at end of period	$520.6	$333.7

Press Release Exhibit 99.1

ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures:

(In millions except per share data)	Three Months Ended
	May 31, 2020		May 31, 2019		Increase (Decrease)	Percent Change
Net sales	$776.2		$947.6		$(171.4)	(18.1)%

Gross profit (GAAP)	$327.6		$383.6		$(56.0)	(14.6)%

Selling, distribution, and administrative (SD&A) expenses (GAAP)	$241.3		$263.4		$(22.1)	(8.4)%
Percent of net sales		31.1%		27.8%	330	bps
Less: Amortization of acquired intangible assets	(10.8)		(7.7)
Less: Share-based payment expense	(7.8)		(7.6)
Adjusted SD&A expenses (Non-GAAP)	$222.7		$248.1		$(25.4)	(10.2)%
Percent of net sales		28.7%		26.2%	250	bps

Operating profit (GAAP)	$83.0		$120.3		$(37.3)	(31.0)%
Percent of net sales		10.7%		12.7%	(200)	bps
Add-back: Amortization of acquired intangible assets	10.8		7.7
Add-back: Share-based payment expense	7.8		7.6
Add-back: Special charges	3.3		(0.1)
Adjusted operating profit (Non-GAAP)	$104.9		$135.5		$(30.6)	(22.6)%
Percent of net sales		13.5%		14.3%	(80)	bps

Net income (GAAP)	$60.4		$88.4		$(28.0)	(31.7)%
Add-back: Amortization of acquired intangible assets	10.8		7.7
Add-back: Share-based payment expense	7.8		7.6
Add-back: Special charges	3.3		(0.1)
Total pre-tax adjustments to net income	21.9		15.2
Income tax effects	(5.1)		(3.0)
Adjusted net income (Non-GAAP)	$77.2		$100.6		$(23.4)	(23.3)%

Diluted earnings per share (GAAP)	$1.52		$2.22		$(0.70)	(31.5)%
Adjusted diluted earnings per share (Non-GAAP)	$1.94		$2.53		$(0.59)	(23.3)%

Press Release Exhibit 99.1

(In millions, except per share data)	Nine Months Ended
	May 31, 2020		May 31, 2019		Increase (Decrease)	Percent Change
Net sales	$2,435.1		$2,734.6		$(299.5)	(11.0)%

Gross profit (GAAP)	$1,027.3		$1,085.0		$(57.7)	(5.3)%
Percent of net sales		42.2%		39.7%	250	bps
Add-back: Manufacturing inefficiencies (1)	—		0.9
Add-back: Acquisition-related items (2)	1.2		1.2
Adjusted gross profit (Non-GAAP)	$1,028.5		$1,087.1		$(58.6)	(5.4)%
Percent of net sales		42.2%		39.8%	240	bps

Selling, distribution, and administrative (SD&A) expenses (GAAP)	$767.5		$751.1		$16.4	2.2%
Percent of net sales		31.5%		27.5%	400	bps
Less: Amortization of acquired intangible assets	(30.8)		(23.1)
Less: Share-based payment expense	(32.5)		(22.9)
Less: Acquisition-related items (2)	(1.3)		—
Adjusted SD&A expenses (Non-GAAP)	$702.9		$705.1		$(2.2)	(0.3)%
Percent of net sales		28.9%		25.8%	310	bps

Operating profit (GAAP)	$248.0		$332.6		$(84.6)	(25.4)%
Percent of net sales		10.2%		12.2%	(200)	bps
Add-back: Amortization of acquired intangible assets	30.8		23.1
Add-back: Share-based payment expense	32.5		22.9
Add-back: Manufacturing inefficiencies (1)	—		0.9
Add-back: Acquisition-related items (2)	2.5		1.2
Add-back: Special charges	11.8		1.3
Adjusted operating profit (Non-GAAP)	$325.6		$382.0		$(56.4)	(14.8)%
Percent of net sales		13.4%		14.0%	(60)	bps

Net income (GAAP)	$174.6		$234.3		$(59.7)	(25.5)%
Add-back: Amortization of acquired intangible assets	30.8		23.1
Add-back: Share-based payment expense	32.5		22.9
Add-back: Manufacturing inefficiencies (1)	—		0.9
Add-back: Acquisition-related items (2)	2.5		1.2
Add-back: Special charges	11.8		1.3
Total pre-tax adjustments to net income	77.6		49.4
Income tax effect	(17.7)		(11.3)
Adjusted net income (Non-GAAP)	$234.5		$272.4		$(37.9)	(13.9)%

Diluted earnings per share (GAAP)	$4.40		$5.87		$(1.47)	(25.0)%
Adjusted diluted earnings per share (Non-GAAP)	$5.91		$6.83		$(0.92)	(13.5)%
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(1) Incremental costs incurred due to manufacturing inefficiencies directly related to the closure of a facility.
(2) Acquisition-related items include profit in inventory and professional fees.